UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2019

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue
New York New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value	VOYAPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events

On September 24, 2019, Voya Financial, Inc. (the “Company”) entered into an amendment agreement (the “Amendment”), with Mr. Rodney O. Martin, Jr., its Chief Executive Officer and Chairman of the Board of Directors, which extends the term of, and makes certain amendments to, the Employment Agreement, dated December 11, 2014 (as previously amended, the “Prior Agreement”, and as further amended by the Amendment, the “Agreement”), between Mr. Martin and the Company. The Amendment extends the term of Mr. Martin’s employment as the Company’s Chief Executive Officer and Chairman of the Board of Directors under the Agreement to December 31, 2021. The Amendment also provides that such term may be further extended by an additional year to December 31, 2022, by mutual consent prior to July 1, 2021.

Under the terms of the Amendment, Mr. Martin’s base salary will increase, effective January 1, 2020, to $1.2 million. The Agreement provides that Mr. Martin will continue to be eligible to participate in the Company’s annual incentive payment program, or “ICP”. Pursuant to the Agreement, Mr. Martin’s target bonus opportunity under the ICP will continue to be 225% of his base salary, with any actual award (higher or lower) to be determined by the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, based on the Company’s actual performance, subject to the terms and conditions of the ICP. For the 2019 performance year, Mr. Martin’s target bonus opportunity under the ICP will continue to be based on his 2019 base salary of $1 million, with any actual award pursuant to such opportunity first payable in 2020. A target bonus opportunity based on Mr. Martin’s revised 2020 base salary will first be available for the 2020 performance year, with any actual award pursuant to such opportunity first payable in 2021.

Mr. Martin will also continue to be eligible to receive grants under the Company’s long-term equity-based incentive award plan. Pursuant to the Amendment, the annual target value of Mr. Martin’s awards under such program has been increased from a minimum of 675% of base salary, to 750% of base salary, with any actual award (higher or lower) to be determined by the Committee based on the Company’s actual performance, subject to the terms and conditions of the plan. The Committee previously determined, in connection with its grant of equity-based incentive awards to Mr. Martin in February 2019, that Mr. Martin’s target bonus opportunity for awards to be granted in February 2020 would be 750% of his base salary.

The Agreement continues to provide that Mr. Martin is entitled to participate in each of the Company’s employee benefit and welfare plans, including plans providing retirement benefits and medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the Company generally.

The Amendment revises certain provisions in the Prior Agreement that would apply to certain terminations of Mr. Martin’s employment in connection with a specified change-in-control of the Company (a “CiC Termination”), excluding any termination that is made by the Company for cause or by Mr. Martin other than for good reason. Upon any such CiC Termination, the multiplier that would be applied to Mr. Martin’s base salary and ICP award opportunity, for purposes of determining Mr. Martin’s lump-sum severance payment, has been increased from two times to two-and-a-half times. The multipliers applicable to terminations other than a CiC Termination have not been changed from those contained in the Prior Agreement.

In connection with the Amendment, the Committee and Mr. Martin also agreed that Mr. Martin would be permitted to enter into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, and Mr. Martin has advised the Company that he has entered into such a plan with UBS Financial Services Inc. (the “Plan”). The Plan provides for the sale by Mr. Martin of up to approximately 234,000 shares of Company common stock between November 2019 and December 2020, subject to certain price limitations.

The shares of Company common stock subject to the Plan in aggregate comprise less than 25% of Mr. Martin’s current beneficial ownership interest in Company common stock, common stock units, and exercisable options. Mr. Martin’s current interest is more than five times the minimum amount dictated by the Company’s stock ownership guidelines, and the Company projects that his interest would continue to be more than three times that minimum amount after the sales contemplated by the Plan have been completed. Mr. Martin has advised the Company that the Plan is intended to permit him to achieve more diversification of his personal wealth, which has become highly concentrated in Company stock, and to assist with his tax and estate planning objectives.

Unless earlier terminated in compliance with applicable law, the Plan will terminate on or before December 31, 2020. Any sales under the Plan will be reported as required on a Form 4 filed with the Securities and Exchange Commission. The Company does not undertake to publicly disclose any amendments Mr. Martin makes to the Plan, or its termination, or to publicly disclose any Rule 10b5-1 plans that may be adopted by any other officers or directors, except in each case as may be required by law.

A copy of the Amendment has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment Agreement, dated September 24, 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ TREVOR OGLE
Name:	Trevor Ogle
Title:	Senior Vice President and
Deputy General Counsel

Dated: September 24, 2019